NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS NOVEMBER RESULTS

MAYFIELD VILLAGE, OHIO -- December 14, 2016 -- The Progressive Corporation (NYSE:PGR) today reported the following results for November 2016:

	November	November
(millions, except per share amounts and ratios; unaudited)	2016	2015	Change

Net premiums written	$1,683.3	$1,500.1	12%
Net premiums earned	$1,813.7	$1,596.6	14%
Net income attributable to Progressive	$150.6	$94.5	59%
Per share	$0.26	$0.16	61%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$38.7	$12.0	223%
Combined ratio	90.9	93.1	(2.2) pts.
Average diluted equivalent shares	582.8	587.7	(1)%

(thousands; unaudited)	November	November
	2016	2015	Change
Policies in Force
Vehicle businesses:
Agency – auto	5,041.6	4,749.2	6%
Direct – auto	5,359.9	4,906.6	9%
Total personal auto	10,401.5	9,655.8	8%
Total special lines	4,271.3	4,121.1	4%
Total Personal Lines	14,672.8	13,776.9	7%
Total Commercial Lines	610.6	555.4	10%
Property business	1,194.6	1,076.4	11%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
November 2016
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$1,683.3
Revenues:
Net premiums earned	$1,813.7
Investment income	42.6
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	38.7
Total net realized gains (losses) on securities	38.7
Fees and other revenues	26.1
Service revenues	7.9
Total revenues	1,929.0

Expenses:
Losses and loss adjustment expenses	1,300.0
Policy acquisition costs	152.2
Other underwriting expenses	222.2
Investment expenses	3.1	Reflects revised estimates for performance-based compensation.
Service expenses	7.2
Interest expense	12.4
Total expenses	1,697.1
Income before income taxes	231.9
Provision for income taxes	74.6
Net income	157.3
Net (income) loss attributable to noncontrolling interest (NCI), net of tax	(6.7)
Net income attributable to Progressive	150.6

Other comprehensive income (loss), net of tax
Changes in:
Total net unrealized gains (losses) on securities	(78.4)
Net unrealized losses on forecasted transactions	(0.1)
Foreign currency translation adjustment	(0.1)
Other comprehensive income (loss)	(78.6)
Other comprehensive (income) loss attributable to NCI	4.5
Total comprehensive income (loss) attributable to Progressive	$76.5

1 See the Monthly Commentary at the end of this release for additional discussion. For a description of our financial reporting and accounting policies, see Note 1 to our 2015 audited consolidated financial statements included in our 2015 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
November 2016
(millions)
(unaudited)

	Year-to-Date
	2016	2015[1]	% Change
Net premiums written	$21,744.5	$19,171.6	13

Revenues:
Net premiums earned	$20,648.5	$18,295.1	13
Investment income	433.4	412.6	5
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	(61.8)	(23.2)	166
Net realized gains (losses) on securities	134.7	132.4	2
Total net realized gains (losses) on securities	72.9	109.2	(33)
Fees and other revenues	307.1	281.3	9
Service revenues	95.0	79.2	20
Gains (losses) on extinguishment of debt	1.6	(0.9)	(278)
Total revenues	21,558.5	19,176.5	12

Expenses:
Losses and loss adjustment expenses	15,611.3	13,247.3	18
Policy acquisition costs	1,710.7	1,517.0	13
Other underwriting expenses	2,745.1	2,503.1	10
Investment expenses	20.1	20.8	(3)
Service expenses	84.2	71.1	18
Interest expense	128.6	124.6	3
Total expenses	20,300.0	17,483.9	16

Income before income taxes	1,258.5	1,692.6	(26)
Provision for income taxes	376.2	545.5	(31)
Net income	882.3	1,147.1	(23)
Net (income) loss attributable to noncontrolling interest (NCI), net of tax	(13.2)	(23.2)	(43)
Net income attributable to Progressive	869.1	1,123.9	(23)

Other comprehensive income (loss), net of tax
Changes in:
Total net unrealized gains (losses) on securities	96.3	(136.3)	(171)
Net unrealized losses on forecasted transactions	(1.1)	(9.6)	(89)
Foreign currency translation adjustment	0.6	(1.2)	(150)
Other comprehensive income (loss)	95.8	(147.1)	(165)
Other comprehensive (income) loss attributable to NCI	3.7	1.8	106
Total comprehensive income attributable to Progressive	$968.6	$978.6	(1)

1 Includes results of ARX Holding Corp. and subsidiaries (ARX) since April 1, 2015, the date The Progressive Corporation acquired a controlling interest in ARX.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
November 2016
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Year-to-Date
	Month	2016	2015

Net income attributable to Progressive	$150.6	$869.1	$1,123.9
Per share:
Basic	$0.26	$1.49	$1.92
Diluted	$0.26	$1.49	$1.91

Comprehensive income (loss) attributable to Progressive	$76.5	$968.6	$978.6
Per share:
Diluted	$0.13	$1.66	$1.66

Average shares outstanding - Basic	579.5	581.9	585.7
Net effect of dilutive stock-based compensation	3.3	3.3	3.7
Total equivalent shares - Diluted	582.8	585.2	589.4

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2016	2015
Fully taxable equivalent (FTE) total return:
Fixed-income securities	(0.7)%	2.6%	1.8%
Common stocks	4.3%	10.8%	2.6%
Total portfolio	(0.1)%	3.6%	1.9%

Pretax annualized investment income book yield	2.3%	2.3%	2.4%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
November 2016
($ in millions)
(unaudited)

Current Month
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total[1]
Net Premiums Written	$751.7	$707.6	$1,459.3	$155.0	$69.0	$1,683.3
% Growth in NPW	13%	14%	14%	1%	13%	12%
Net Premiums Earned	$784.8	$754.6	$1,539.4	$200.8	$73.5	$1,813.7
% Growth in NPE	11%	15%	13%	23%	9%	14%

GAAP Ratios
Loss/LAE ratio	73.9	75.1	74.5	67.4	24.6	71.7
Expense ratio	20.1	16.5	18.3	20.7	33.2[2]	19.2
Combined ratio	94.0	91.6	92.8	88.1	57.8[2]	90.9

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$8.9
Current accident year						12.7
Calendar year actuarial adjustment	$1.2	$1.5	$2.7	$4.7	$14.2	$21.6

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$8.9
All other development						6.7
Total development						$15.6

Calendar year loss/LAE ratio						71.7
Accident year loss/LAE ratio						72.6

1 Includes results for all of our run-off  businesses, including our professional liability group. For the month, our run-off businesses generated a $0.2 million underwriting loss.

2 Included in both the expense ratio and combined ratio is 7.1 points of amortization expense primarily associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 26.1 and a combined ratio of 50.7 for November 2016.

3 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes. See the Monthly Commentary at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
November 2016
($ in millions)
(unaudited)

Year-to-Date
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total[1]
Net Premiums Written	$9,384.7	$9,040.7	$18,425.4	$2,459.2	$859.9	$21,744.5
% Growth in NPW	9%	15%	12%	21%	NM	13%
Net Premiums Earned	$9,001.0	$8,637.6	$17,638.6	$2,222.1	$787.8	$20,648.5
% Growth in NPE	7%	15%	11%	21%	NM	13%

GAAP Ratios
Loss/LAE ratio	75.6	77.1	76.3	72.0	69.9	75.6
Expense ratio	19.6	18.9	19.3	21.8	33.6[2]	20.1
Combined ratio	95.2	96.0	95.6	93.8	103.5[2]	95.7

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$116.6
Current accident year						(13.8)
Calendar year actuarial adjustment	$30.1	$37.6	$67.7	$2.7	$32.4	$102.8

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$116.6
All other development						(62.9)
Total development						$53.7

Calendar year loss/LAE ratio						75.6
Accident year loss/LAE ratio						75.9

NM=Not meaningful; Property business written by Progressive prior to April 2015 was negligible.

1 Includes results for all of our run-off  businesses, including our professional liability group. On a year-to-date basis, our run-off businesses generated a $1.8 million underwriting loss.

2 Included in both the expense ratio and combined ratio is 7.2 points of amortization expense primarily associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported a year-to-date expense ratio of 26.4 and a combined ratio of 96.3.

3 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

November
2016
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $16,128.5)	$16,082.5
Equity securities:
Nonredeemable preferred stocks (cost: $744.9)	858.5
Common equities (cost: $1,427.8)	2,757.5
Short-term investments (amortized cost: $4,006.9)	4,006.9
Total investments[2]	23,705.4
Net premiums receivable	4,652.7
Deferred acquisition costs	668.0
Goodwill and intangible assets	887.4
Other assets[3]	3,854.3
Total assets	$33,767.8

Unearned premiums	$7,690.9
Loss and loss adjustment expense reserves[3]	11,393.1
Other liabilities[2]	2,913.5
Debt	3,150.1
Total liabilities	25,147.6
Redeemable noncontrolling interest (NCI)	470.4
Shareholders' equity	8,149.8
Total liabilities, NCI, and shareholders' equity	$33,767.8

Common shares outstanding	579.9
Shares repurchased - November	0.4
Average cost per share	$31.28
Book value per share	$14.05
Trailing 12-month return on average shareholders' equity
Net income available to Progressive	13.1%
Comprehensive income available to Progressive	13.4%
Net unrealized pretax gains (losses) on investments	$1,395.8
Increase (decrease) from October 2016	$(121.3)
Increase (decrease) from December 2015	$148.0
Debt-to-total capital ratio[4]	27.9%
Fixed-income portfolio duration	2.1
Weighted average credit quality	A+
Year-to-date Gainshare factor[5]	1.62

1 As of November 30, 2016, we held certain hybrid securities and recognized a change in fair value of $1.5 million as a realized gain during the period we held these securities.
2 At November 30, 2016, we had $78.1 million of net unsettled security transactions, including collateral on open derivative positions.
3 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,836.3 million, which are included in "other assets."
4 Ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation.
5 The Gainshare factor excludes the results of our Property business.

Monthly Commentary

•
During November, we recognized income of about $13 million, or 0.7 points, compared to losses of about $9 million, or 0.5 points, last year, as a result of catastrophe activity.  For the month, we incurred favorable development from Hurricane Matthew in both our vehicle ($13 million) and Property ($25 million) businesses due to lower than expected frequency and severity. Netted with November storms and unfavorable development on storms from earlier in the year, for the month our vehicle businesses incurred catastrophe losses of $2 million, while our Property business recognized income of $15 million, or 20.8 points, which is reflected in its actuarial adjustments. Year-to-date total catastrophe losses were $556 million, or 2.7 points, compared to $239 million, or 1.3 points, last year. Catastrophe losses for the Property business are included in our results beginning in April 2015.

•
As previously announced, on December 2, 2016, the Board of Directors declared an annual variable dividend to be paid February 10, 2017, to shareholders of record as of the close of business on February 3, 2017 (ex-dividend date of February 1, 2017). The amount of the dividend will be based on the Company's 2016 financial results pursuant to the following formula:

		After-Tax		33 1/3%
Dividend		Underwriting	X	Target	X	Gainshare Factor
Amount Per	=	Income		Percentage
Share			Common Shares Outstanding on 12/31/16

In accordance with the variable dividend policy, no dividend will be paid under the above formula if the Company experiences an after-tax underwriting loss for 2016 or if the Company's after-tax comprehensive income is less than its after-tax underwriting income for the year. Year-to-date through November, after-tax underwriting income was $577.5 million, after-tax comprehensive income was $968.6 million, and the Gainshare factor was 1.62.
Consistent with our policy of not providing projections of our financial results, we are not providing an estimate of the 2016 annual dividend at this time. Investors who choose to calculate or project a dividend amount based on interim results are cautioned, however, that any such estimates may vary from the dividend that may ultimately be paid on the basis of our full-year and the final Gainshare factor.
For a detailed discussion of the Company's annual variable dividend policy, the components of the formula set forth above, and the limitations included in the policy, please go to http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-dividends.
Events
We plan to release December results on Wednesday, January 25, 2017, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient-online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. Home insurance is underwritten by select carriers, including American Strategic Insurance Corp. and subsidiaries (ASI), our majority owned subsidiaries.

Progressive is the fourth largest auto insurer in the country; a leading seller of motorcycle and commercial auto insurance; and through ASI, one of the top 20 homeowners carriers. Progressive also offers car insurance online in Australia at
http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot® and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in general economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions; the accuracy and adequacy of our pricing, loss reserving, and claims methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; severe weather conditions and other catastrophe events; the effectiveness of our reinsurance programs; changes in vehicle usage and driving patterns, which may be influenced by oil and gas prices; changes in residential occupancy patterns and the effects of the emerging "sharing economy"; advancements in vehicle or home technology or safety features, such as accident and loss prevention technologies or the development of autonomous or partially autonomous vehicles; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; restrictions on our subsidiaries' ability to pay dividends to The Progressive Corporation; possible impairment of our goodwill or intangible assets if future results do not adequately support either, or both, of these items; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.